Exhibit 10.9

SECOND AMENDMENT TO AMENDED AND RESTATED SPONSOR AGREEMENT

WHEREAS, WGC USA Asset Management Company, LLC, a Delaware limited liability company (“Sponsor”) and World Gold Trust (formerly, World Currency Gold Trust) (the “Trust’), a Delaware statutory trust organized in series (each, a “Fund” and collectively, the “Funds”), have heretofore entered into an Amended and Restated Sponsor Agreement (“Agreement”), dated as of October 14, 2016 as amended November 28, 2017; and

WHEREAS, the parties hereto desire to amend the Agreement (“Amendment”) to list on Schedule A thereto a new series of the Trust.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsor and the Trust, both for itself and on behalf of each Fund set for on Schedule A, hereby amend the Agreement and agree as follows:

Schedule A. Schedule A is hereby amended by listing a new series thereon, with such new series underlined in such amended schedule, as follows:

“Schedule A

The Trust will pay to the Sponsor as compensation for the Sponsor’s services rendered to each Fund, a fee, computed daily at an annual rate based on the average daily net assets of each Fund in accordance with the following fee schedule:

Fund	Rate
SPDR® Long Dollar Gold Trust	0.33%
SPDR® Gold MiniSharesSM Trust	0.18	%”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of June 12, 2018.

World Gold Trust

By: Delaware Trust Company, its Trustee

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

WGC USA Asset Management Company, LLC

By:	/s/ Gregory S. Collett
Name:	Gregory S. Collett
Title:	Vice President

Signature Page – Second Amendment to Amended and Restated Sponsor Agreement